P R O X Y

                ANNUAL MEETING OF THE SHAREHOLDERS
                                OF
                EXCHANGE NATIONAL BANCSHARES, INC.
                          June 11, 1997

     The undersigned hereby appoints Charles J. Kolb and Harry F. Goldammer, and each of them, jointly and severally, the agents and proxies of the undersigned, each with full power of substitution, to attend the Annual Meeting of the Shareholders of Exchange National Bancshares, Inc. (the "Company") to be held at The Exchange National Bank of Jefferson City's facility located at 3701 West Truman Boulevard, Jefferson City, Missouri, on Wednesday, June 11, 1997, commencing at 9:00 a.m., local time, and any adjournment thereof (the "Meeting"), and to vote all of the stock of the Company, standing in the name of the undersigned on its books as of the close of business on April 18, 1997, and which the undersigned would be entitled to vote, if present, with the same force and effect as if voted by the undersigned and especially to vote said stock with respect to the following matters:

          1.   ELECTION OF TWO CLASS II DIRECTORS.

     (INSTRUCTIONS: To vote FOR, or to WITHHOLD AUTHORITY to vote for (i.e., AGAINST) any individual nominee named below, mark the appropriate box next to each such nominee's name. Please mark only one box next to each such name.)

          FOR the             WITHHOLD AUTHORITY
          nominee             to vote for the nominee

            [  ]              [  ]      David R. Goller

            [  ]              [  ]      James R. Loyd

          2. Proposal to ratify the selection by the Board of Directors of the Company of the accounting firm of KPMG Peat
     Marwick LLP as the Company's independent auditors for the current year.

          [  ] FOR       [  ] AGAINST        [  ] ABSTAIN

          3. Such other matters, related to the foregoing or otherwise, as properly may come before said Meeting or any adjournment thereof. The Board of Directors has advised that at present it knows of no other business to be presented by or on behalf of the Company or its management at the Meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 30, 1997.

Dated:  ______________, 1997       ____________________________

                                   ____________________________

No. of Shares:                (Sign exactly as your name appears
                              on your stock certificate.  Where
                              shares are held in the name of two
                              or more persons, all should sign
                              individually.  A corporation should
                              sign by authorized officer and
_______________________       affix corporate seal.)

     UNLESS OTHERWISE SPECIFICALLY DIRECTED ABOVE, THIS PROXY SHALL CONFER AUTHORITY TO VOTE FOR THE ELECTION OF THE TWO (2) PERSONS LISTED ABOVE AS CLASS II DIRECTORS OF THE COMPANY FOR THE NEXT THREE YEARS AND FOR THE RATIFICATION OF THE SELECTION OF THE ACCOUNTING FIRM OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.